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                         Consent of Ernst & Young LLP


The Board of Directors
Whirlpool Corporation
Benton Harbor, Michigan

We consent to the incorporation by reference in Registration Statement Nos. 33-34490, 33-34037, 33-21360, 33-00201, 2-64261, 33-05904, 33-40249, 33-40010,
33-43823, 33-02827 and 33-02835 of Whirlpool Corporation and Registration Statement Nos. 33-26680 and 33-53196 of Whirlpool Corporation and Whirlpool Savings Plan of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                        /s/ Ernst & Young LLP

March 19, 1997